UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2004

INVESTNET, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-33097 (Commission File Number)	87-0650263 (IRS Employer Identification Number)
900-789 West Pender Street, Vancouver, British Columbia V6C 1H2 (Address of Principal Executive Offices)		110004 (Zip Code)

Registrant’s telephone number, including area code (604) 685-8182

_____________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.01.

Completion of Acquisition or Disposition of Assets.

As used in this report, "we", "us", "our", “Company” or “IVNE” refer to Investnet, Inc., a Nevada corporation.

On December 13, 2004, we completed the acquisition of DSI Computer Technology Company Limited (“DSI”) through acquiring all of the issued and outstanding stock of Champion Agents Limited, a British Virgin Island corporation (“CAL”), which is also the sole owner of DSI.  The Company issued 4,615,385 shares of IVNE to the owners of CAL and their designees for completion.  The stock of IVNE was valued at $0.13 per share, the arithmetical average of the five (5) days closing share prices prior to December 13, 2004.  As required by the Agreement signed on October 12, 2004, the consideration is the equivalent to an acquisition price of USD $600,000 in value for the acquisition of 100% of the issued and outstanding stock CAL

The definitive agreement to acquire all of the issued and outstanding stock of CAL was signed on October 12, 2004, and reported by the filing of an 8K.  The parties to the Agreement were CAL, Jiang Jin Biao, the sole shareholder of CAL, and the Company.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)

Financial Statements of Businesses Acquired.

Financial statements of SHANGHAI DSI COMPUTER TECHNOLOGY CO., LIMITED are hereby attached as Exhibit 99.1.

(b) Pro Forma Financial Information.

Pro forma consolidated financial information regarding the Company and DSI are hereby attached as Exhibit 99.2.

(c)

Exhibits.

The Definitive Purchase Agreement signed between the Company and Champion Agents Limited on October 12, 2004 was filed as an Exhibit to our Current Report on Form 8K, dated October 12, 2004, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVESTNET, INC.

(Registrant)

Date: December 20, 2004

By:

/s/ Terence Ho, Chief Financial Officer

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